UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  (March 31, 2023)

Month 1, 2023

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2023, The Goodyear Tire & Rubber Company (“Goodyear”) elected Margaret V. Snyder as Vice President and Controller, effective April 1, 2023. Ms. Snyder succeeds Evan M. Scocos, who will become Vice President, Finance – Americas, also effective April 1, 2023.

Ms. Snyder, 38, joined Goodyear in April 2020 and was Director, Corporate Accounting and Financial Reporting, until November 30, 2022 and was Controller, Latin America, from December 1, 2022 until March 31, 2023.

Prior to joining Goodyear, Ms. Snyder spent thirteen years in public accounting at Ernst & Young LLP, where she held various professional staff and manager positions of increasing responsibility, including Senior Manager, Accounting & Auditing, from October 2015 to April 2020.

In connection with her appointment, Ms. Snyder will receive an annual base salary of $345,000 and will participate in Goodyear’s Executive Annual Incentive Plan, with a target annual incentive of $207,000. Ms. Snyder also received a long-term incentive grant with a value of $203,000 under Goodyear’s 2022 Performance Plan, composed of restricted stock units, performance share units and cash-settled performance units.

Additionally, Ms. Snyder will participate in the Executive Severance and Change in Control Plan and the Defined Contribution Excess Benefit Plan, as well as other benefit plans and programs that generally are available to Goodyear’s officers and associates.

Ms. Snyder is not an “executive officer” of Goodyear as defined by Rule 3b-7 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: April 3, 2023	By	/s/ Daniel T. Young
Daniel T. Young
Secretary